Exhibit 99.1

SUPER LEAGUE GAMING REPORTS SECOND QUARTER 2019 RESULTS

Santa Monica, Calif. - (August 14, 2019) - Super League Gaming (Super League or the Company) (NASDAQ: SLGG), a leading content and community platform providing competitive and social gameplay experiences across game titles, skill levels and venues, reported recent operational developments and financial results for the second quarter ended June 30, 2019.

Recent Operational Developments
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Partnered with Tencent America to provide competitive experiences to PUBG Mobile players in local communities nationwide and create new PUBG Mobile content programming across social and digital platforms.
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Formally announced its network of digital channels that provide gamers with multiple forms of esports content furthering Super League’s mission to celebrate the amateur gamer and esports lifestyle.
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Appointed Samir Ahmed, most recently head of consumer technology for Amazon’s IMDb business, to the role of Super League’s chief technology officer.
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Acquired Framerate, one of the fastest-growing independent social video networks in esports, adding millions of views to Super League’s platform.

Management Commentary
“The momentum Super League demonstrated in the first quarter of 2019 continued into the second quarter, as we made significant strides in our goal to create and disseminate high-quality gaming content to a growing audience of players, spectators and competitive gaming enthusiasts around the country,” said Ann Hand, CEO of Super League. “Our first half revenues were fairly consistent with last year’s level despite our strategic decision to reduce the number of pay-to-play events.

“We are on track to meet or exceed our full-year targets for all of the key performance indicators we outlined at the start of the year. As of today, we have achieved our full-year target for number of game titles on our platform and have exceeded our target for both registered users with over 600,000, and aggregate viewership with over 12 million views across our digital network, up from approximately one million during 2018.

“The fact that amateur video game players can capture headlines around the world and earn millions of dollars by winning an esports tournament demonstrates how much interest there is in esports among players, sponsors, fans, and the growing legion of companies looking to capitalize on this growing phenomenon.

“Super League is solidifying its position at the epicenter of esports, connecting fans, game publishers, retail venue partners, sponsors, professional teams and social media giants. Our strategic focus continues to be on increasing the number of ways that fans of competitive gaming can enjoy physical and digital experiences, allowing us to broaden our reach and build audiences for our social content and elite amateur esports broadcasts which will ultimately drive revenue and shareholder value.”

Second Quarter 2019 Financial Results
Revenues in the second quarter of 2019 were $223,000 compared to $358,000 in the comparable prior year quarter. The decrease was primarily driven by the timing of brand and media sponsorship activities during the period, partially offset by platform-as-a-service revenues totaling $91,000 in the second quarter of 2019.

Cost of revenue improved to $113,000 compared to $182,000 in the comparable prior year quarter due to operational efficiencies resulting in lower direct costs for Super League’s physical and digital experiences during the second quarter of 2019.

Total operating expenses in the second quarter of 2019 increased to $5.6 million compared to $3.8 million in the comparable prior year quarter. The increase was primarily due to a $1.0 million increase in non-cash stock compensation expense in connection with the vesting of certain performance-based equity-awards upon achievement of certain operational performance targets during the second quarter of 2019, and increases in headcount, technology platform, insurance and other corporate expenses.

On a GAAP-basis, which includes significant non-cash charges, net loss in the second quarter of 2019 was $5.5 million or $(0.65) per share, compared to a net loss of $4.0 million or $(0.86) per share in the comparable prior year quarter. Non-cash charges in the second quarter of 2019 included $1.8 million in stock-based compensation expenses.

Proforma net loss for the second quarter of 2019 was $3.7 million compared to $2.8 million in the comparable prior year quarter. As noted above, the change was primarily due to an increase in headcount, technology platform and corporate insurance expenses.

At June 30, 2019, the Company’s cash position totaled $16.2 million compared to $2.8 million at December 31, 2018. The significant increase was due to the net capital raised during the Company’s IPO. All principal and interest related to the Company’s convertible notes outstanding, totaling $13.8 million, was automatically converted to equity upon completion of the IPO. As such, there is no debt outstanding as of June 30, 2019. Cash paid and the fair value of common stock issued, in connection with the acquisition of Framerate, totaled $1.5 million and $1.0 million, respectively. In connection with the accounting for the acquisition of Framerate, the Company recorded intangible assets acquired and goodwill totaling $2.8 million as of June 30, 2019.

Conference Call
The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter 2019 results and provide a business update.

Date: Wednesday, August 14, 2019
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: (866) 987-6716
International dial-in number: (630) 652-5945
Conference ID: 7034869

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.SuperLeague.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through August 21, 2019.

Toll-free replay number: (855) 859-2056
International replay number: (404) 537-3406
Replay ID: 7034869

About Super League Gaming
Super League Gaming, Inc. (NasdaqCM: SLGG) is a leading esports community and content platform for competitive, everyday gamers, fans and friends of all ages and skill levels. With a focus on positive and inclusive gameplay, Super League enables players to experience their sport like the pros while also developing sportsmanship, communication and team-building skills. Powered by a proprietary technology platform, Super League operates physical and digital experiences in partnership with publishers of top-tier games. Local movie theatres, PC cafes, restaurant and entertainment venues are transformed into esports arenas where gamers compete, socialize, spectate and celebrate the amateur esports lifestyle. Super League’s platform offers unique amateur esports experiences that not only ratchet up the competition for avid gamers, but also attract audiences with elite amateur broadcasts that transform physical venues as well as fuel SuperLeagueTV’s Twitch and YouTube channels.

Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about our possible or assumed business strategies, potential growth opportunities, new products and potential market opportunities. Risks and uncertainties include, among other things, our ability to implement our plans, forecasts and other expectations with respect our business; our ability to realize the anticipated benefits of events that took place during the quarter ended June 30, 2019, including the possibility that the expected benefits will not be realized or will not be realized within the expected time period; unknown liabilities; attracting new customers and maintaining and expanding our existing customer base; our ability to scale and update our platform to respond to customers’ needs and rapid technological change; increased competition on our market and our ability to compete effectively, and expansion of our operations and increased adoption of our platform internationally. Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our prospectus dated February 25, 2019, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and other filings that we make from time to time with the Securities and Exchange Commission which are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Information About Non-GAAP Financial Measures
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed financial statements included in our Quarterly Report on Form 10-Q for the period ended June 30, 2019, which financial statements were prepared and presented in accordance with GAAP, this earnings release includes proforma net loss, a financial measure that is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use proforma net loss, proforma earnings per share (EPS) and other non-GAAP financial measures for internal financial and operational decision-making purposes and to evaluate period-to-period comparisons of the performance and results of operations of our business. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our business by excluding non-cash stock compensation charges, non-cash interest charges on convertible debt, and non-cash prepaid in-kind advertising charges that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Proforma Net Loss and EPS. We define Proforma Net Loss as net loss calculated in accordance with GAAP, but excluding non-cash stock compensation charges, non-cash interest charges on convertible debt (including accrued periodic interest, periodic or accelerated amortization of debt discount charges and charges related to convertible debt related beneficial conversion features), and non-cash prepaid in-kind advertising charges. Proforma EPS is defined as Proforma net income divided by the weighted average outstanding shares, on a fully diluted basis, calculated in accordance with GAAP, for the respective reporting period.

Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies period to period, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results.

Non-cash interest charges related to convertible debt outstanding, if any, including accrued periodic interest, periodic or accelerated amortization of debt discount charges and charges related to convertible debt related beneficial conversion features, primarily reflects the attribution of value to common stock purchase warrants and the beneficial conversion feature embedded in the convertible debt instruments, and the expensing of these amounts on a straight-line basis over the term of the convertible debt as additional interest cost related to the debt. These non-cash amounts are reflected in other expense and are not expenses associated with our core business operations. Management believes that providing a non-GAAP financial measure that excludes non-cash interest charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies period to period, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results.

There are several limitations related to the use of proforma net loss and EPS versus net loss EPS calculated in accordance with GAAP. For example, non-GAAP net loss excludes the impact of significant non-cash stock compensation and debt related interest charges that are or may be recurring, and that may or will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation and retention programs and the cost associated with common stock purchase warrants and beneficial conversion features embedded in convertible debt outstanding is a critical component of the cost of debt financings. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net loss and evaluating non-GAAP net loss in conjunction with net loss and EPS calculated in accordance with GAAP.

The accompanying table below titled “Reconciliation of GAAP to Non-GAAP Financial Information” provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

Investor Relations:
Sean McGowan and Cody Slach
Gateway Investor Relations
(949) 574-3860
SLG@GatewayIR.com

Media Contact:
Ann Kaiser
(212) 918-2029
ann@high10media.com

SUPER LEAGUE GAMING, INC.
CONDENSED BALANCE SHEETS
(Unaudited)

	Balance At	Balance At
	June 30, 2019	December 31, 2018
Assets
Cash	$16,180,000	$2,774,000
Accounts receivable	470,000	488,000
Prepaid expenses and other current assets	1,238,000	487,000
Total current assets	17,888,000	3,749,000
Property and Equipment, net	272,000	531,000
Intangible and Other Assets, net	1,369,000	707,000
Goodwill	2,565,000	-
Total assets	$22,094,000	$4,987,000

Liabilities
Accounts payable and accrued expenses	$1,120,000	$813,000
Deferred Revenue	65,000	45,000
Convertible Debt, net	-	10,923,000
Total liabilities	1,185,000	11,781,000

Stockholders’ Equity
Common Stock	18,000	14,000
Additional paid-in capital	97,598,000	48,325,000
Accumulated deficit	(76,707,000)	(55,133,000)
Total stockholders’ equity	20,909,000	(6,794,000)
Total liabilities and stockholders’ equity	$22,094,000	$4,987,000

SUPER LEAGUE GAMING, INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

REVENUE	$223,000	$358,000	$472,000	$487,000

COST OF REVENUE	(113,000)	(182,000)	(187,000)	(305,000)

GROSS PROFIT	110,000	176,000	285,000	182,000

OPERATING EXPENSES
Selling, marketing and advertising	271,000	173,000	472,000	669,000
Technology and platform development	682,000	558,000	1,392,000	1,115,000
General and administrative	4,662,000	3,047,000	10,062,000	6,137,000
Total operating expenses	5,615,000	3,778,000	11,926,000	7,921,000

NET OPERATING LOSS	(5,505,000)	(3,602,000)	(11,641,000)	(7,739,000)

OTHER INCOME (EXPENSE)	-	(361,000)	(9,933,000)	(395,000)

NET LOSS	$(5,505,000)	$(3,963,000)	$(21,574,000)	$(8,134,000)

Net loss attributable to common stockholders - basic and diluted
Basic and diluted loss per common share	$(0.65)	$(0.86)	$(3.00)	$(1.77)
Weighted-average number of shares outstanding, basic and diluted	8,413,090	4,604,104	7,199,829	4,603,741

SUPER LEAGUE GAMING, INC.
Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

GAAP net loss	$(5,505,000)	$(3,963,000)	$(21,574,000)	$(8,134,000)
Add back:
Non-cash stock compensation	1,799,000	827,000	4,529,000	1,688,000
Non-cash debt related interest charges	-	363,000	9,937,000	397,000
Non-cash In-kind advertising	-			333,000
Proforma net loss	$(3,706,000)	$(2,773,000)	$(7,108,000)	$(5,716,000)

Pro forma non-GAAP net earnings (loss) per common share — diluted	$(0.44)	$(0.60)	$(0.99)	$(1.24)
Non-GAAP weighted-average shares — diluted	8,413,090	4,604,104	7,199,829	4,603,741

SUPER LEAGUE GAMING, INC.
CONDENSED STATEMENT OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30, 2019	June 30, 2018

Operating Activities
Net Income	$(21,574,000)	$(8,134,000)
Adjustments to reconcile Net Income to net cash provided by operations:
Depreciation and amortization	485,000	536,000
Stock-based compensation	4,529,000	1,688,000
Amortization of discount on convertible notes	2,684,000	298,000
Beneficial conversion feature	7,067,000	-
In-kind contribution of services	-	295,000
Changes in assets and liabilities
Accounts Receivable	33,000	(289,000)
Prepaid Expenses and Other Assets	(598,000)	109,000
Accounts payable and accrued expenses	284,000	(96,000)
Deferred Revenue	20,000	-
Accrued interest on convertible notes	187,000	99,000
Net Cash Provided by Operating Activities	(6,883,000)	(5,493,000)

Investing Activities
Cash paid for acquisition of Framerate	(1,491,000)	-
Purchase of property and equipment	(33,000)	(135,000)
Capitalization of software development costs	(560,000)	(80,000)
Acquisition of other intangibles	(105,000)	(27,000)
Net Cash Provided by Investing Activities	(2,189,000)	(242,000)

Financing Activities
Proceeds from issuance of common Stock, net	22,458,000	-
Proceeds from convertible notes, net	-	4,812,000
Proceeds from warrant exercise	20,000	-
Net Cash Provided by Financing Activities	22,478,000	4,812,000

Net Cash Increase for the Period	13,406,000	(924,000)
Cash at Beginning of the Period	2,774,000	1,709,000
Cash at End of the Period	$16,180,000	$785,000